Exhibit 99.1
AdStar Announces Commencement of Bulletin Board Trading
MARINA DEL REY, Calif., April 10 /PRNewswire-FirstCall/ — AdStar, Inc. (OTC Bulletin Board: ADST — News) today announced that its common stock has commenced trading on the OTC Bulletin Board under its existing symbol “ADST.” On some web sites the trading symbol will appear as “ADST.OB”. The Common Stock continues to be listed for trading on the Boston Stock Exchange.
About AdStar, Inc.
AdStar, Inc. (OTC Bulletin Board: ADST — News) is a leading provider of e-commerce transaction services and payment processing solutions for the digital and print advertising and publishing industries. AdStar’s proprietary suite of e-commerce services includes remote ad-entry software, mobile and web-based ad transaction and campaign management services, and payment processing and content processing solutions. AdStar is headquartered in Marina del Rey, Calif. and its Edgil Associates subsidiary is located in Billerica, Mass. For more information on AdStar, visit http://www.adstar.com.
AdStar Company Contact: Jeff Baudo, 310-577-8255, jbaudo@adstar.com
AdStar Media Contact: Kevin Wilson, 513-898-1008,
kwilson@kevinwilsonpr.com